                                                                EX-99.(d)(1)(ii)

                 AMENDED AND RESTATED FEE AND EXPENSE AGREEMENT

     THIS AMENDED AND RESTATED AGREEMENT is made as of October 3, 2008, among Wells Fargo Variable Trust (the "Trust"), a Delaware statutory trust, for itself and on behalf of its series listed in Schedules A and B, attached hereto (individually referred to as the "Fund" or collectively referred to as the "Funds"), and Wells Fargo Funds Management, LLC ("Funds Management" or the "Adviser"), a limited liability company organized under the laws of the State of Delaware.

     WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940; and

     WHEREAS, Funds Management serves as investment adviser and/or administrator to each of the Funds pursuant to an investment advisory agreement (the "Investment Advisory Agreement") and/or an administration agreement ("Administration Agreement");

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. Limitation of Total Operating Expense Ratios. The Adviser hereby agrees to waive any advisory fees payable to it under the Investment Advisory Agreement, waive any administration fees payable to it under the Administration Agreement, and/or reimburse other expenses of the Funds to the extent necessary to maintain a total operating expense ratio (the "Capped Operating Expense Ratios") for each Fund that does not exceed its capped operating expense ratio (each, a Capped Operating Expense Ratio"), as set forth in Schedule A attached hereto (each, a "Commitment"). The operating expenses that may not exceed the Capped Operating Expense Ratio do not include expenses that are not included in calculating a fund's operating expense ratio as reflected in its audited financial highlights (such as brokerage commissions, interest or taxes) and do not include Extraordinary Expenses. Extraordinary Expenses shall include other expenses as are determined by a vote of the majority of the Trustees to be Extraordinary Expenses for this purpose.

     2. Duration of the Agreement.

          (a) Initial Waiver. The parties agree that Funds Management will maintain the Capped Operating Expense Ratios until the expiration/renewal date specified in Schedule A (the "Expiration/Renewal Date").

          (b) Automatic Renewal of the Commitments. The parties agree that each Commitment will renew automatically for a period of one year from each anniversary of the Expiration/Renewal Date unless, prior to such anniversary date: (i) Funds Management provides notice to the Board to the effect that it has elected not to renew a Commitment for a full year with respect to one or more specified Funds; (ii) Funds Management provides notice to the Board to the effect that it has elected to reduce a listed Capped

                                                                EX-99.(d)(1)(ii)

     Operating Expense Ratio with respect to one or more specified Funds; and/or
     (iii) the Board approves an increase to the listed Capped Operating Expense Ratio with respect to one or more specified Funds. The notice referred to in subparagraphs (i) and (ii), above, or in subparagraph (i) of Subsection 2(c), may take the form of presentation materials delivered to the Board at or before a meeting of the Board, a presentation to the Board at a meeting that is reflected in the minutes of such meeting, or written notice delivered to the Board.

          (c) Funds Management's Obligations Following Non-Renewal of a Commitment. Following any non-renewal of a Commitment with respect to one or more specified Funds pursuant to Subsection 2(b), Funds Management will nevertheless maintain the listed Capped Operating Expense Ratio of the Fund until such time as (i) Funds Management provides notice to the Board that it is reinstating the Commitment with respect to the Fund at the same or a reduced Capped Operating Expense Ratio, in which case the provisions of Subsection 2(b) shall govern thereafter; (ii) the Board approves an increase in the listed Capped Operating Expense Ratio, in which case the provisions of Subsection 2(d) shall govern; or (iii) the Board approves the elimination of any obligation to maintain a specified ratio.

          (d) Board Approval of an Increase in a Capped Operating Expense Ratio. If the Board approves an increase in the listed Capped Operating Expense Ratio of a Fund, Funds Management's Commitment to maintain the higher Capped Operating Expenses Ratio will be governed by the renewal and non-renewal provisions of Subsection 2(b).

          (e) Funds Management's Ability to Reduce a Capped Operating Expense Ratio or Extend the Term of a Commitment. Notwithstanding any other provision of this Agreement, Funds Management may reduce the Capped Operating Expense Ratio of a Fund, or extend the term of the Commitment to maintain the Capped Operating Expense Ratio of a Fund, without prior approval of the Board. Funds Management shall inform the Board of any action taken under this Subsection no later than the next regularly scheduled Board meeting. Unless Funds Management informs the Board that the reduced Capped Operating Expense Ratio will be governed by the renewal and non-renewal provisions of Subsection 2(b), the Capped Operating Expense Ratio of the Fund will revert to the Capped Operating Expense Ratio previously in effect at the next Expiration/Renewal Date.

     3. Modification; Amendment. No modification or amendment to this Agreement shall be binding unless in writing and executed by Funds Management and the Trust. Notwithstanding the foregoing, the parties hereby agree that the Schedules may be amended or supplemented by having Funds Management and the Trust, execute updated Schedules, without having such action constitute a modification or amendment to this Agreement. Among other matters, the parties intend that: (a) Schedule A shall be updated to reflect any additional Funds that are established from time to time by the Trust and as to which a Capped Operating Expense Ratio is established; (b) Schedule A shall be updated to reflect any increases to Capped Operating Expense Ratios that have been approved by the Board or any reductions in Capped Operating Expense Ratios that have been implemented pursuant to the notice provisions of Subsections 2(b) or 2(c), or any reductions implemented by Funds Management pursuant to Subsection 2(e); (c) Schedule A shall be updated to reflect any term extensions implemented by Funds Management pursuant to Section 2(e); and (d) Schedule A shall designate any Funds as to which a Commitment has not been renewed until (i) a Commitment is reinstated pursuant to

                                                                EX-99.(d)(1)(ii)

Subsection 2(c) or 2(d), or (ii) the Board approves the elimination of any obligation to maintain a specified ratio, at which time such Fund shall be moved to Schedule B.

     4. Entire Agreement. This Amended and Restated Agreement constitutes the entire agreement of the parties with respect to its subject matter. Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. In addition, each provision herein shall be treated as separate and independent with respect to each Fund.

     IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Agreement as of October 3, 2008.


WELLS FARGO VARIABLE TRUST, for
itself and on behalf of its series listed on Schedules attached hereto


By:
    ------------------------------------
    C. David Messman
    Secretary


WELLS FARGO FUNDS MANAGEMENT, LLC


By:
    ------------------------------------
    Andrew Owen
    Executive Vice President

                                                                EX-99.(d)(1)(ii)

                                   SCHEDULE A

                            FEE AND EXPENSE AGREEMENT
                           WELLS FARGO VARIABLE TRUST

                        (CAPPED OPERATING EXPENSE RATIOS)

NAME OF FUND              CAPPED OPERATING     EXPIRATION/
                            EXPENSE RATIO     RENEWAL DATE
-----------------------   ----------------   --------------
VT Asset Allocation            1.00%         April 30, 2009
VT C&B Large Cap Value         1.00%         April 30, 2009
VT Discovery                   1.15%         April 30, 2009
VT Equity Income               1.00%         April 30, 2009
VT International Core          1.00%         April 30, 2009
VT Large Company Core          1.00%         April 30, 2009
VT Large Company Growth        1.00%         April 30, 2009
VT Money Market                0.75%         April 30, 2009
VT Small/Mid Cap Value         1.14%         April 30, 2009
VT Opportunity                 1.07%         April 30, 2009
VT Small Cap Growth            1.20%         April 30, 2009
VT Total Return Bond           0.90%         April 30, 2009

Most recent annual approval:  March 28, 2008

                                                                EX-99.(d)(1)(ii)

     The foregoing schedule of capped operating expense ratios is agreed to as of October 3, 2008 and shall remain in effect until changed in writing by the parties.

                                          WELLS FARGO VARIABLE TRUST


                                          By:
                                             -----------------------------------
                                             C. David Messman
                                             Secretary


                                          WELLS FARGO FUNDS MANAGEMENT, LLC


                                          By:
                                             -----------------------------------
                                             Andrew Owen
                                             Executive Vice President

                                                                EX-99.(d)(1)(ii)

                                                          AS OF FEBRUARY 8, 2006

                                   SCHEDULE B

                           WELLS FARGO VARIABLE TRUST


dc-349574                              B-1